Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Professionally Managed Portfolios, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of Professionally Managed Portfolios for the period ended July 31, 2010 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of Professionally Managed Portfolios for the stated period.

/s/ Robert M. Slotky Robert M. Slotky President, Professionally Managed Portfolios	/s/ Patrick J. Rudnick Patrick J. Rudnick Treasurer, Professionally Managed Portfolios
Dated: October 1, 2010	Dated: October 1, 2010

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Professionally Managed Portfolios for purposes of the Securities Exchange Act of 1934.